UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2010

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 3, 2010, American Tower Corporation (the “Company”) issued a press release announcing that it had priced its registered public offering of senior unsecured notes due 2018 (the “Notes”) in an aggregate principal amount of $1 billion on December 2, 2010. The Notes will have an interest rate of 4.50% per annum and are being issued at a price equal to 99.921% of their face value.

On December 6, 2010, the Company issued a press release announcing its launch of operations in Ghana and entry into a definitive agreement for the establishment of a joint venture with MTN Group Limited.

The Company’s press releases, dated December 3, 2010 and December 6, 2010, are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Supplemental Indenture No. 2 to be dated December 7, 2010, by and between American Tower Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of debt securities (attached to Exhibit 4.1).

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press release, dated December 3, 2010.

99.2	Press release, dated December 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: December 6, 2010	By:	/S/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Supplemental Indenture No. 2 to be dated December 7, 2010, by and between American Tower Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of debt securities (attached to Exhibit 4.1).

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press release, dated December 3, 2010.

99.2	Press release, dated December 6, 2010.